EX-23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-48053) of EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants"), and in the Prospectus Supplement relating to Series 1999-1 of the Registrants (the "Prospectus Supplement") via the Form 8-K of the Registrants dated March 4, 1999, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                          /s/ KPMG LLP

                                          KPMG LLP

New York, New York
March 4, 1999